Contact:
Shannan Overbeck
Investor Relations
(214) 932-9476
soverbeck@voyagerlearning.com

Voyager Learning Company Retains Allen & Co. to Evaluate
Strategic Alternatives

DALLAS, Jan. 2, 2008 -- Voyager Learning Company (Pink Sheets: VLCY.PK), a publisher of education materials and provider of education solutions in the K-12 market, announced today that it has retained Allen & Co. to assist the Company in evaluating strategic alternatives, including a possible sale of the Company. The Company cautions, however, that there can be no assurance that this evaluation will result in any specific transaction or, if any specific transaction is to occur, the timing of such a transaction. The Company does not undertake any obligation to make any further announcement or disclosure of any further developments with respect to its evaluation of strategic alternatives.

About Voyager Learning Company
Voyager Learning Company (OTC: VLCY.PK) is based in Dallas, Texas, and is a publisher of education materials and provider of education solutions serving the K-12 market. Through its product lines, which include Voyager Expanded Learning, ExploreLearning and Learning A-Z, the Company is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States.

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, and our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the Company's ability to successfully conclude the review and completion and filing of its financial results for fiscal years 2006 and 2007 and the first two fiscal quarters of 2008, litigation, results related to the investigation of the Securities and Exchange Commission, additional expenses related to the transition of the corporate administrative functions to Dallas, loss of key personnel, success of ongoing product development, maintaining acceptable margins, ability to control costs, changes in customer demands or industry standards, the ability to successfully attract and retain customers, the ability to sell additional products to existing customers and win new business from new customers, the ability to maintain a broad customer base to avoid dependence on any one single customer, the risk that our competitors will seek to capitalize on the risks and uncertainties affecting the Company, including but not limited to those related to the restatement, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the Company's business, the impact on the Company's stock price and trading volume as a result of the Company's common stock being traded over-the-counter, the impact of competition and the uncertainty of economic conditions in general, financial market performance, and other risks listed under "Risk Factors" in our filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "projects," "intends," "prospects," "priorities," or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The Company undertakes no obligation to update any of these statements.

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